UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 1, 2009

ALLSCRIPTS-MISYS HEALTHCARE SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-32085	36-4392754
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 506-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2009, Eileen McPartland was appointed the Chief Operating Officer of Allscripts-Misys Healthcare Solutions, Inc. (“Allscripts”). Since January of 2007, Ms. McPartland, who is 54 years of age, served as Executive Vice President of Global Sales and Services for Misys plc (“Misys”) where she led the effort to build Misys’ services and solutions offering to customers across banking and healthcare businesses. Misys owns approximately 56.3 percent of Allscripts’ outstanding common stock. Prior to joining Misys, Ms. McPartland was Senior Vice President, North America Consulting, at Oracle Corporation. In that position, she held responsibility for Oracle’s application, technology and Indian offshore consulting practices. Prior to that, Ms. McPartland held the position of Senior Vice President, Global Services at Siebel Systems (now a part of Oracle), leading the Americas, Europe and Asia. Before joining Siebel Systems, Ms. McPartland was vice president and general manager of Gartner Research, where she oversaw a global research operation that supports more than 11,000 client companies worldwide.

The information called for in Item 5.02(c)(3) of Form 8-K has not yet been determined. Allscripts will file an amendment to this Form 8-K containing such information within four business days after it has been determined.

Ms. McPartland, given her previous position as Executive Vice President of Global Sales and Services for Misys, may be deemed to have been a related party with an indirect material interest in the previously disclosed transactions and contracts entered into between Allscripts and Misys, including the Shared Services Agreement dated as of March 1, 2009 (the “Services Agreement”) and effective as of October 10, 2008 (which was filed as Exhibit 10.1 to Allscripts’ Current Report on Form 8-K filed with the Securities and Exchange Commission on March 5, 2009), the Stock Repurchase Agreement (the “Repurchase Agreement”) dated as of February 10, 2009 (which was filed as Exhibit 10.2 to Allscripts’ Current Report on Form 8-K filed with the Securities and Exchange Commission on February 11, 2009), the Trademark License Agreement dated as of October 10, 2008 (which was filed as Exhibit 10.2 to Allscripts’ Current Report on Form 8-K filed with the Securities and Exchange Commission on October 17, 2008), the Trademark Sublicense Agreement dated as of October 10, 2008 (which was filed as Exhibit 10.3 to Allscripts’ Current Report on Form 8-K filed with the Securities and Exchange Commission on October 17, 2008), the Proprietary License Agreement dated October 10, 2008 related to Misys Connect (which was filed as Exhibit 10.4 to Allscripts’ Current Report on Form 8-K filed with the Securities and Exchange Commission on October 17, 2008) and the Relationship Agreement dated as of March 17, 2008, as amended (which was filed as Exhibit 10.3 to Allscripts’ Current Report on Form 8-K filed with the Securities and Exchange Commission on March 19, 2008).

The Services Agreement provides for the provision of certain services by Misys to Allscripts and its affiliates and the provision of services by Allscripts to Misys and its affiliates. The services being provided to Allscripts include: (1) human resource functions such as administration, selection of benefit plans and designing employee survey and training programs, (2) management services, (3) procurement services such as travel arrangements, disaster recovery and vendor management, (4) research and development services such as software development,

(5) access to information technology, telephony, facilities and other related services at Misys’ customer support center located in Manila, The Philippines; and (6) information system services such as planning, support and database administration. The services provided by Allscripts include (1) payroll services, (2) facility space and (3) tax services such as preparation and submission of US federal, state and local tax forms and franchise tax planning and compliance. The fees paid by Allscripts to Misys under the Services Agreement as of May 31, 2009 were approximately $10.1 million. Under the Repurchase Agreement, Allscripts agreed to purchase from Misys, and Misys has agreed to sell to Allscripts, the number of shares of Allscripts’ common stock needed to keep Misys’ ownership percentage in Allscripts unaffected by open market repurchases being made by Allscripts at a price equal to the weighted average purchase price paid by Allscripts for all other shares acquired by Allscripts in the open market. As of May 31, 2009, Allscripts has purchased from Misys approximately 3,075,000 shares of Allscripts’ common stock for $29,188,114.

A copy of the press release issued by Allscripts announcing Ms. McPartland’s hiring is attached to, and is incorporated by reference into, this Current Report on Form 8-K as Exhibit 99.1.

In connection with the appointment of Ms. McPartland as Allscripts’ Chief Operating Officer, Lee Shapiro, who has held the position of Chief Operating Officer since October 2008, will continue in his role as Allscripts’ President, leading its strategy, mergers and acquisitions, business development and partnerships, but will no longer serve as Chief Operating Officer.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.
Exhibit 99.1	Press Release dated June 1, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLSCRIPTS-MISYS HEALTHCARE SOLUTIONS, INC.

Date: June 2, 2009	By:	/s/ William J. Davis
William J. Davis
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.
Exhibit 99.1	Press Release dated June 1, 2009